SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) May 24, 2007

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

1-31599 (Commission File Number)	98-032908 (I.R.S. Employer Identification No.)

 Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices, including zip code)

(441) 278-0440
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 22, 2007, Endurance Specialty Holdings Ltd. (the “Company”) purchased 1.3 million of its ordinary shares owned by Capital Z Financial Services Fund II, LP and Capital Z Financial Services Private Fund II, LP, initial investors at the formation of the Company in 2001. The purchase price was $38.02275 per share, for a total purchase price of $49,429,575. The Company made the repurchase under its existing share repurchase program and used existing cash on hand to fund the repurchase.

The press release issued in connection with this transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Press Release issued on May 23, 2007
99.2	Share Purchase Agreement by and among Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P and Endurance Specialty Holdings Ltd., dated as of May 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2007

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on May 23, 2007
99.2	Share Purchase Agreement by and among Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P and Endurance Specialty Holdings Ltd., dated as of May 22, 2007